As filed with the Securities and Exchange Commission on December 18, 2000
                                                 Registration No. 333-31036
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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

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                         ALAMOSA PCS HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)


         DELAWARE                                75-2910043
(State of other jurisdiction of                (I.R.S. Employer
incorporation or organization)                 Identification Number)


                              5225 S. LOOP 289
                            LUBBOCK, TEXAS 79424
                               (806) 722-1100
       (address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


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          ALAMOSA PCS HOLDINGS, INC. 1999 LONG TERM INCENTIVE PLAN
                          (Full Title of the Plan)


                             David E. Sharbutt
                          Chief Executive Officer
                         Alamosa PCS Holdings, Inc.
                              5225 S. Loop 289
                            Lubbock, Texas 79424
                               (806) 722-1100
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

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                                 COPIES TO:

                          Fred B. White III, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                          New York, New York 10036

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                 POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

    This post-effective amendment No. 1 to Registration Statement on Form S-8 (No. 333-31036) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended, to reflect the completion by Alamosa PCS Holdings, Inc., a Delaware corporation, of a corporate restructuring to create a new holding company. The new holding company formation was effected pursuant to an agreement and plan of merger among Alamosa PCS Holdings, Inc., Twenty Holdings, Inc., a Delaware corporation ("Holdco") and Ten Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Holdco ("Merger Sub"). The merger agreement provides for, among other things, the merger of Merger Sub with and into Alamosa PCS Holdings, Inc., with Alamosa PCS Holdings, Inc. continuing as the surviving corporation. Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, stockholder approval of the merger was not required.

    As a result of the merger, which was consummated on December 14, 2000, Alamosa PCS Holdings, Inc. became a direct wholly-owned subsidiary of Holdco. At the time of the merger, Alamosa PCS Holdings, Inc. changed its name to Alamosa (Delaware), Inc., and Holdco changed its name to Alamosa PCS Holdings, Inc. and retained the same trading symbol of Alamosa PCS Holdings, Inc., "APCS", on the Nasdaq National Market, with the same CUSIP number as Alamosa PCS Holdings, Inc., 011-593100.

    Holdco, renamed Alamosa PCS Holdings, Inc., is the successor issuer to Alamosa (Delaware), Inc. pursuant to Rule 414 under the Securities Act.

    As a result of the merger, each outstanding employee stock option to purchase shares of Alamosa PCS Holdings, Inc. common stock granted under any employee stock option or compensation plan or arrangement of Alamosa PCS Holdings, Inc. was converted into an option to purchase the same number of shares of Holdco's common stock in accordance with the provisions of such employee stock option or compensation plan or arrangement.

    In accordance with paragraph (d) of Rule 414 under the Securities Act, Holdco, renamed Alamosa PCS Holdings, Inc., hereby expressly adopts this registration statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

    The applicable registration fees were paid at the time of the original filing of this registration statement.


                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lubbock, State of Texas, on this 18th day of December, 2000.

                                          Alamosa PCS Holdings, Inc.


                                          By:  /s/ David E. Sharbutt
                                               ---------------------------
                                               Name:  David E. Sharbutt
                                               Title: Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated with respect to Alamosa PCS Holdings, Inc., on this 18th day of December, 2000.


    Signature                              Title
    ---------                              -----


 /s/ David E. Sharbut              Chairman of the Board, Chief Executive
 -------------------------         Officer
     David E. Sharbutt


December 18, 2000*
--------------------------         Chief Financial Officer
    Kendall W. Cowan


December 18, 2000*
---------------------------        Director
    Michael R. Budagher


December 18, 2000*
---------------------------        Director
    Ray M. Clapp, Jr.


December 18, 2000*
---------------------------        Director
    Scotty Hart


December 18, 2000*
---------------------------        Director
    Thomas Hyde


December 18, 2000*
---------------------------        Director
    Schuyler B. Marshall


December 18, 2000*
---------------------------        Director
    Tom M. Phelps


December 18, 2000*
---------------------------        Director
    Reagan W. Silber


December 18, 2000*
---------------------------        Director
    Jimmy R. White


* By: /s/ David E. Sharbutt
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          David E. Sharbutt, as
            Attorney-in-Fact for each of the
            persons indicated